UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2009

BRUNSWICK CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 21, 2009, Brunswick Corporation (the “Company”) executed and delivered the First Supplemental Indenture (the “First Supplemental Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, amending the terms of the Indenture dated as of March 15, 1987 (the “1987 Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee, governing the Company’s 5% Notes due 2011 (the “2011 Notes”), solely with respect to the 2011 Notes.

The Company had received tenders and consents from holders of $149,380,000 aggregate principal amount of the 2011 Notes, representing 99.59% of the outstanding 2011 Notes, as of 5:00 p.m., New York City time, on August 21, 2009 in connection with the Company’s previously announced cash tender offer and related consent solicitation launched on August 10, 2009 (the “Offer”). The First Supplemental Indenture was entered into following receipt of the requisite consents from holders of over 66 2/3% of the outstanding aggregate principal amount of the 2011 Notes.

The First Supplemental Indenture effects certain proposed amendments to the 1987 Indenture by eliminating substantially all of the restrictive covenants, including covenants relating to the Company’s ability to incur secured indebtedness and enter into sale and leaseback transactions. The First Supplemental Indenture became effective after acceptance for payment on August 24, 2009, the first acceptance date following the receipt on August 21, 2009 of the requisite consents pursuant to the Offer. In accordance with the terms of the Offer, the tendered 2011 Notes were purchased by the Company on August 24, 2009 using a portion of the proceeds of the Company’s recently completed offering of $350 million aggregate principal amount of its 11.250% Senior Secured Notes due 2016.

The Supplemental Indenture is attached as Exhibit 4.1. The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is incorporated herein by reference.

The news release issued by the Company announcing the receipt of the requisite consents to the proposed amendments to the 1987 Indenture and the execution of the First Supplemental Indenture is incorporated herein by reference and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.03.	Material Modification to the Rights of Security Holders.

The information provided in Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit
4.1	First Supplemental Indenture, dated as of August 21, 2009, between Brunswick Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture dated as of March 15, 1987, between Brunswick Corporation and The Bank of New York Mellon Trust Company, N.A., as successor trustee.

99.1	News Release, dated August 25, 2009, of Brunswick Corporation, announcing its receipt of the requisite consents.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRUNSWICK CORPORATION

Date: August 25, 2009	By:	/s/ Alan L. Lowe
	Name:	Alan L. Lowe
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	First Supplemental Indenture, dated as of August 21, 2009, between Brunswick Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture dated as of March 15, 1987, between Brunswick Corporation and The Bank of New York Mellon Trust Company, N.A., as successor trustee.

99.1	News Release, dated August 25, 2009, of Brunswick Corporation, announcing its receipt of the requisite consents.